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                                                                   Exhibit 10.20



                                                              [Date]

[Name]
[Title]
Transamerica [__________________]
[Street Address]
[City, State, Zip]

Dear [Name]:

                  The Board of Directors (the "Board") of Transamerica Corporation (the "Company") considers it to be in the best interests of its stockholders to foster the continuous employment of key management personnel of the Company and its Subsidiaries (as defined in Subsection 1(ii) below) in the event of a possible change in control of the Company.

                  In order to induce you, in the event of a possible change in control of the Company, to remain in the employ of the Company or its
Subsidiaries and to give your continued attention and dedication to your assigned duties without distraction, and in consideration of your agreement to remain in the employ of the Company or its Subsidiaries under circumstances as set forth in Subsection 2(iii) hereof, the Company agrees that (i) in the event your employment is terminated in accordance with Section 3 hereof subsequent to a "change in control of the Company" (as defined in Subsection 2(i) hereof) or a "deemed change in control of the Company" (as defined in Section 1(iii) hereof), you shall receive the severance benefits described in Section 4 hereof, and (ii) regardless of whether or not your employment with the Company or its Subsidiaries is terminated, if you receive a payment or benefit that is subject to the Excise Tax (as defined in Section 5 hereof), you shall receive the gross-up payments described in Section 5 hereof.

                  1.   Term of Agreement.

                       (i) Basic Term and Extensions. This letter agreement (the "Agreement") shall commence on the date hereof and shall continue in effect through December 31, 1997; provided, however, that commencing on January 1, 1998 and on each January 1 thereafter, the term of this Agreement shall automatically be extended for one additional year unless not later than September 30 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement, in which case this Agreement shall expire as of December 31st of that year; and provided, further, that notwithstanding any such notice by the Company, if a change in control of the Company shall occur during the term of this Agreement, this Agreement shall automatically be extended until the earlier to occur of (A) the expiration of three years beyond the then existing term, or (B) your Normal Retirement Date (as defined in Subsection 3(i) hereof).

                       (ii) Early Termination. This Agreement shall terminate immediately if prior to a change in control of the Company (as defined in Subsection 2(i) hereof) (A) your primary position with the Company or its Subsidiaries changes to one that is not covered by a severance agreement in a form substantially similar to this Agreement, or (B) you are employed by a Subsidiary of the Company and such entity ceases to be a Subsidiary or such Subsidiary (or a principal operating unit of such Subsidiary for which you work) disposes of a majority of its assets or (C) your employment with the Company or its Subsidiaries is terminated. As used throughout this Agreement, the terms "Subsidiary" or "Subsidiaries" shall mean (i) any corporation in which the Company owns, directly or indirectly, twenty-five percent or more of the voting stock, or any partnership, limited liability company or other entity in which the Company's ownership interest represents, directly or indirectly, twenty-five percent or more of the total ownership interests in such partnership, limited liability company, or entity; or (ii) any corporation or any other entity (including, but not limited to, partnerships, joint ventures and limited liability companies) that the Board, in its sole discretion, determines to be in control of, controlled by, or under common control with, the Company.

                       (iii) Special Extension. Notwithstanding the foregoing, if, within 12 months prior to the date on which a change in control of the Company occurs, (A) any of the events described in clauses (A), (B) or (C) of Subsection 1(ii) above occurred or (B) the Company gave notice that it did not intend to extend the term of this Agreement as provided in Subsection 1(i) above, then, if you can reasonably demonstrate tha each of the events described in clauses (A) and (B) of this Subsection (iii) that did occur arose in connection with or in anticipation of a change in control of the Company,
(Y) a "deemed change in control of the Company" shall be deemed to have occurred on the date immediately prior to the first to occur of such events and (Z) this Agreement shall automatically be extended until the earlier to occur of (i) the expiration of three years beyond the then existing term or (ii) your Normal Retirement Date.

                  2.   Change in Control Matters.

                       (i) Change in Control. For purposes of this Agreement, a "change in control of the Company" shall occur if any of the following occur:

                  (A) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this Subsection (A), the following acquisitions shall not constitute, or be deemed to cause, a change in control of the Company: (i) any increase in such percentage ownership of a Person to 20% or more resulting solely from any acquisition of shares directly from the Company or any acquisition of shares by the Company, provided, however, that any subsequent acquisitions of shares by such Person that would add, in the aggregate, 2% or more (measured as of the date of each such subsequent acquisition) to such Person's beneficial ownership of Outstanding Company Common Stock or Outstanding Company Voting Securities shall be deemed to constitute a change in control of the Company, (ii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iii) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of Subsection (C) below; or

                  (B) individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors, or other actual or threatened solicitation of proxies or consents, by or on behalf of a Person other than the Board; or

                  (C) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (D) approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

                       (ii) Deemed Change in Control. A "deemed change in control of the Company" is defined in Subsection 1(iii) hereof.

                       (iii) Potential Change in Control. For purposes of this Agreement, a "potential change in control of the Company" shall occur if (A) the Company enters into an agreement, the consummation of which would result in the occurrence of a change in control of the Company, (B) any person (including the Company) publicly announces an intention to take or to consider taking actions which if consummated would constitute a change in control of the Company, or (C) the Board adopts a resolution to the effect that a potential change in control of the Company for purposes of this Agreement has occurred. You agree that, subject to the terms and conditions of this Agreement, in the event of a potential change in control of the Company, you will remain in the employ of the Company or its Subsidiaries during the pendency of any such potential change in control and for a period of one year after the occurrence of a change in control of the Company, unless you terminate for Good Reason pursuant to Section 3 hereof. However, you acknowledge that you are an "at will" employee and nothing in this Agreement shall confer upon you any right to continue in the employ of the Company or its Subsidiaries prior to a change in control of the Company or shall interfere with or restrict in any way the rights of the Company or its Subsidiaries, which are hereby expressly reserved, to discharge you at any time prior to a change in control of the Company for any reason whatsoever, with or without cause.

                  3. Termination Following Change in Control. If a change in control of the Company shall have occurred, you shall be entitled to the benefits provided in Subsection 4(iii) hereof upon the subsequent termination of your employment with the Company or its Subsidiaries within three years thereafter (or, if applicable, in the case of a deemed change in control of the Company, within three years after the date of such deemed change in control), unless such termination is (A) because of your death or Retirement, (B) by the Company for Cause or Disability, or (C) by you other than for Good Reason.

                       (i)   Disability; Retirement.  If you become permanently
and  totally  disabled (as  defined  under  the  long-term   disability   plan
sponsored by the Company or its Subsidiaries) and are unable to return to the full-time performance of your duties, the Company may terminate your employment for "Disability". Termination by the Company or you of your employment with the Company or its Subsidiaries based on "Retirement" shall mean termination by reason of your retirement at or after your "Normal Retirement Date" under the Retirement Plan for Salaried U.S. Employees of Transamerica Corporation and Affiliates (or any successor thereto).

                       (ii) Cause. Termination by the Company of your employment with the Company or its Subsidiaries for "Cause" shall mean termination upon the willful engaging by you in misconduct which is demonstrably and materially injurious to the Company and its Subsidiaries taken as a whole. No act, or failure to act, on your part shall be considered "willful" unless done, or omitted to be done, by you not in good faith and without reasonable belief that your action or omission was in the best interest of the Company or its Subsidiaries. Notwithstanding the foregoing, you shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to you a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for the purpose (after reasonable notice to you and an opportunity for you, together with your counsel, to be heard before the Board), finding that in the good faith opinion of the Board you were guilty of misconduct a set forth above in this Subsection and specifying the particulars thereof in detail.

                       (iii) Good Reason. You shall be entitled to terminate your employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean any material breach of this Agreement by the Company or any of the following events which occurs without your express written consent:

                  (A) the assignment to you of any duties inconsistent with, or a substantial alteration in the nature or status of, your responsibilities from those in effect immediately prior to a change in control of the Company or, if applicable, a deemed change in control of the Company;

                  (B) a reduction in your annual base salary as in effect on the date hereof or as the same may be increased from time to time, except for across-the-board salary reductions similarly affecting all executives of the Company and its Subsidiaries and all executives of any person in control of the Company;

                  (C) the Company or its Subsidiaries requiring (i) you to be based other than in the Metropolitan Area where your employment was based prior to a change in control of the Company or, if applicable, a deemed change in control of the Company, or (ii) business travel to an extent substantially inconsistent with your travel obligations in effect prior to a change in control of the Company or, if applicable, a deemed change in control of the Company;

                  (D) (i) the failure by the Company or its Subsidiaries to continue in effect any compensation plan of the Company or its Subsidiaries in which you were participating at the time of a change in control of the Company or, if applicable, a deemed change in control of the Company, including but not limited to both annual and long-term incentive plans, or replacements therefor, which provide competitive levels of compensation, unless an equitable arrangement (embodied in ongoing substitute or alternative plans) has been made with respect to any such plan in connection with the change in control of the Company, or (ii) the failure by the Company or its Subsidiaries to continue your participation therein;

                  (E) (i) the failure by the Company or its Subsidiaries to continue to provide you with benefits of a type and at a level substantially similar to those enjoyed by you under the Company's Employees Stock Savings Plan, Stock Savings Plan Plus, or any of the pension, life insurance, disability, accident or health (including medical, prescription drug and dental) plans of the Company or its Subsidiaries in which you were participating at the time of a change in control of the Company or, if applicable, a deemed change in control of the Company, or (ii) the taking of any action by the Company or its Subsidiaries which would directly or indirectly materially reduce any of such benefits or deprive you of any material fringe benefit or perquisite enjoyed by you at the time of a change in control of the Company or, if applicable, a deemed change in control of the Company, or (iii) the failure by the Company or its Subsidiaries to provide you with the number of paid vacation days to which you are entitled on the basis of years of service with the Company or its Subsidiaries in accordance with the normal vacation policy of the Company or its Subsidiaries as in effect at the time of the change in control of the Company or, if applicable, the deemed change in control of the Company;

                  (F) the failure of the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Subsection 8(i) hereof; or

                  (G) any purported termination of your employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Subsection (iv) below (and, if applicable, Subsection
         (ii) above); and for purposes of this Agreement, no such purported termination shall be effective.

Your right to terminate your employment pursuant to this Subsection (iii) shall not be affected by your incapacity due to physical or mental illness. For purposes of this Subsection 3 (iii), any good faith determination of "Good Reason" made by you shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by you for any reason during the 30-day period immediately following the first anniversary of the date of a change in control of the Company shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

                  (iv) Notice of Termination. Any purported termination of your employment by the Company or its Subsidiaries or by you pursuant to this Section 3 shall be communicated by written Notice of Termination to the other party in accordance with Section 9 hereof. A "Notice of Termination" shall mean a notice which indicates the specific termination provision in this Agreement relied upon and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of your employment.

                  (v) Date of Termination, Etc. "Date of Termination" shall mean
(A) if your employment is terminated for Disability, 30 days after Notice of Termination is given (provided that you shall not have returned to the performance of your duties on a full-time basis during such 30-day period), and
(B) if your employment is terminated for any other reason, the date specified in the Notice of Termination (which shall be not less than 30 days from the date such Notice of Termination is given).

                  4.  Compensation Upon Termination or During Disability.

                       (i) Disability. During any period that you fail to perform your duties hereunder as a result of incapacity due to physical or mental illness, you shall continue to receive your full base salary at the rate then in effect unless and until your employment is terminated pursuant to Subsection 3(i) hereof. Thereafter, your benefits shall be determined in accordance with the Company's disability program (without regard to any amendment to such disability program made subsequent to a change in control of the Company and on or prior to the Date of Termination, which amendment adversely affects in any way the computation of benefits thereunder).

                       (ii) Termination for Cause. If your employment by the Company or its Subsidiaries shall be terminated for Cause, the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given and the Company shall have no further obligations to you under this Agreement.

                       (iii) Certain Termination Benefits. If prior to the earlier to occur of (i) the expiration of this Agreement or (ii) the expiration of three years after a change in control of the Company, your employment by the Company or its Subsidiaries shall be terminated (a) by the Company or its Subsidiaries other than for Cause, Retirement or Disability or (b) by you for Good Reason, then you shall be entitled to the benefits provided below:

                  (A) the Company shall pay you your full base salary through the Date of Termination at the rate in effect at the time Notice of Termination is given;


                  (B) in lieu of any further salary payments to you for periods subsequent to the Date of Termination, the Company shall pay as severance pay to you, not later than the fifth day following the Date of Termination, a lump sum severance payment (together with the payments provided in Subsections (C), (E) and (F) below, the "Severance Payments") equal to the product of (x) [three, two, one], and (y) your highest target annual cash compensation during the last three fiscal years of the Company immediately preceding the year in which the change in control of the Company occurs; which shall consist of the sum of (I) your annual base salary and (II) your target annual bonus for each such year; provided that, in the event there are fewer than [36, 24, 12] whole or partial months remaining from the Date of Termination to your Normal Retirement Date, the amount provided for in this Subsection
         (iii)(B) will be reduced by multiplying it by a fraction the numerator of which is the number of whole or partial months so remaining to your Normal Retirement Date and the denominator of which is [36, 24, 12]; provided, however, that if (i) the payment to be made to you pursuant to this Subsection (iii)(B) would result in the application to you of the Excise Tax (as defined in Section 5 hereof), and (ii) a reduction of up to $25,000 in the amount of such payment would result in your not being subject to the application of the Excise Tax, then the Company may withhold, and you shall have no entitlement to receive, such portion of such payment (not in excess of $25,000) as is required to preclude the application of the Excise Tax to you;

                  (C) notwithstanding any provision of the Company's or any Subsidiary's bonus plans, the Company shall pay to you, not later than the fifth day following the Date of Termination, a lump sum amount equal to the sum of (x) any incentive compensation for the fiscal year preceding that in which the Date of Termination occurs but has not yet been paid, which shall be the greater of (I) your target bonus for such fiscal year, or (II) any amount determined prior to your Date of Termination to be due you for such fiscal year, and (y) the product of
         (I) your target bonus for the fiscal year in which the Date of Termination occurs, and (II) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365;

                  (D) the Company shall also pay to you as incurred all legal fees and expenses incurred by you as a result of such termination (including all such fees and expenses, if any, incurred in contesting or disputing any such termination or in seeking to obtain or enforce any right or benefit provided by this Agreement);

                  (E) the Company shall arrange to provide you: (i) for a [36, 24, 12]-month period after such termination (or such lesser number of months to your Normal Retirement Date), with life, disability, accident and health (including medical, prescription drug and dental) insurance substantially similar to that which you are receiving at the time of a change in control of the Company, or, if applicable, a deemed change in control of the Company; and (ii) for the period commencing on the date you begin receiving retirement payments under the Company's tax-qualified pension plan, and ending on the date of your death (or if later, the death of your spouse, if any), health (including medical, prescription drug and dental) insurance substantially similar to that which you are receiving at the time of a change in control of the Company, or, if applicable, a deemed change in control of the Company. Benefits otherwise receivable by you pursuant to Clause(E)(i) above shall be reduced to the extent comparable benefits are actually received by you from any other source during the [36, 24, 12]-month period following such termination (or such lesser number of months to your Normal Retirement Date), and any such benefits actually received by you shall be reported by you to the Company; and

                  (F) in addition to the retirement benefits to which you are entitled under the tax qualified and supplemental pension plans of the Company or any of its Subsidiaries in which you participate or any successor plans thereto (the "Pension Plans"), the Company shall pay to you, not later than the fifth day following the Date of Termination, a lump sum amount in cash equal to the actuarial equivalent of the excess of (x) the retirement pension (determined as a single life annuity commencing at your Normal Retirement Date) which you would have accrued under the terms of the Pension Plans (without regard to any amendment to the Pension Plans made subsequent to a change in control of the Company and on or prior to the Date of Termination, which amendment adversely affects in any manner the computation of retirement benefits thereunder), determined as if you were fully vested thereunder and had accumulated (after the Date of Termination) [36, 24, 12] additional months of age and benefit service credit (as defined in the Company's tax qualified pension plan) thereunder at your highest annual rate of compensation (annual base salary and target annual bonus) during the 12 months immediately preceding the Date of Termination (but in no event shall you be deemed to have accumulated additional months of age and benefit service credit after your Normal Retirement Date), over (y) the vested retirement pension (determined as a single life annuity commencing at your Normal Retirement Date) which you had then accrued pursuant to the provisions of the Pension Plans. For purposes of clause
         (x), your highest annual rate of compensation during the 12 months immediately preceding the Date of Termination shall be determined without regard to the amounts payable pursuant to Subsection 4(iii)(B) hereof. For purposes of this Subsection, "actuarial equivalent" shall be determined using the same methods and assumptions utilized under the Pension Plans immediately prior to the change in control of the Company.

                       (iv) No Mitigation. You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise, nor, except as provided in Subsection 4(iii)(E) above, shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer or by retirement benefits after the Date of Termination or otherwise.

                       (v) Retirement Benefits. In addition to all other amounts payable to you under this Section 4, you shal be entitled to receive all benefits payable to you under the Pension Plans, and any other plan or agreement relating to retirement benefits.

                  5. Gross-Up Payments. In the event that you become entitled to any payment or benefit in connection with a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (including but not limited to payments or benefits that you become entitled to in connection with a "change in control of the Company" as defined in Section 2 hereof), whether payable pursuant to the terms of this Agreement or any other plan (including specifically, but without limitation, the 1995 Performance Stock Option Plan), arrangement or agreement with the Company, any successor to the Company, any person whose actions result in a change in control of the Company, or any corporation ("Affiliate") that is or becomes affiliated with the Company or such person (collectively with the Severance Payments, "Payments"), if any of the Payments will be subject to the tax (the "Excise Tax") imposed by section 4999 of the Code, the Company shall pay to you, not later than the fifth day following each date ("Payment Date") on which you become entitled to receive any Payment (whether payable immediately or at a future date) that will be subject to the Excise Tax (but in no event later than the fifth day following your Date of Termination), an additional amount (collectively, the "Gross-Up Payments") such that the net amount retained by you, after deduction of any Excise Tax on the aggregate Payments received (or that you have become entitled to receive) as of such Payment Date and any federal, state or local income tax and Excise Tax upon the payment provided for by this Section 5, and after taking into account any Gross-Up Payments previously made pursuant to this Section 5, shall be equal to the aggregate Payments received (or that you have become entitled to receive) as of such Payment Date. For purposes of determining whether any Payment will be subject to the Excise Tax and the amount of such Excise Tax, (i) all amounts received in connection with your employment by the Company or one of its Subsidiaries or to be received by you in connection with a change in the ownership or effective control of the Company, or a change in the ownership of a substantial portion of the assets of the Company (including but not limited to payments or benefits that you become entitled to in connection with a "change in control of the Company" as defined in Section 2 hereof) shall be treated as "parachute payments" within the meaning of section 280G(b)(2) of the Code, and all "excess parachute payments" within the meaning of section 280G(b)(1) of the Code shall be treated as subject to the Excise Tax, except to the extent that in the written opinion of independent tax counsel selected by the Company's independent auditors and approved by you (which approval shall not be unreasonably withheld) ("Tax Counsel") which opinion shall be obtained at the Company's expense, any such payments or benefits (in whole or in part) do not constitute parachute payments or excess parachute payments (in whole or in part), or represent reasonable compensation for personal services to be rendered or actually rendered before the change in control in excess of the base amount, within the meaning of section 280G(b)(4)(B) of the Code, and (ii) the value of any non-cash benefit or any deferred cash payment included in the Payments shall be determined by the Company's independent auditors in accordance with the principles of section 280G(d)(3) and (4) of the Code. For purposes of determining the amount of each Gross-Up Payment, you shall be deemed to pay federal income taxes at the highest marginal rate of federal income taxation in effect during the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in effect in the state and locality of your residence on the date of payment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes, but assuming that you have no other deductions or credits available to reduce such taxes.

                  6.       Indemnity and Contest.

                  (a) Additional Gross-Up Payments. If you are required to pay Excise Tax in addition to the amount reimbursed pursuant to Section 5 (any such event hereafter being referred to as a "Loss"), you shall notify the Company and the Company shall pay to you an amount (the "Additional Gross-Up Payment") which, after deduction of all income taxes and additional federal, state and local taxes (including, without limitation, any additional Excise Tax) required to be paid by you in respect of receipt of such amount (assuming, for this purpose, that you are subject to the highest marginal rate of federal income taxation in effect during the calendar year in which the Additional Gross-Up Payment is to be made and state and local income taxes at the highest marginal rates of taxation in effect in the state and locality of your residence on the date of payment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes, but assuming that you have no other deductions or credits available to reduce such taxes), shall be equal to the sum of (i) the Excise Tax resulting in the Loss, and (ii) the net amount of any interest, penalties or additions to tax payable to any taxing authority (after allowing for the deduction of such amounts, to the extent properly deductible, for federal, state or local income tax purposes) as a result of the Loss. Each Additional Gross-Up Payment by the Company shall be made within 30 days after receipt of a written demand therefor from you accompanied by a written statement describing in reasonable detail the Loss in question, the amount of additional tax, interest, penalties or additions to tax and the calculation of the payment due in respect thereof; provided that, if a contest of the Loss is being conducted pursuant to Subsection 6(b) below, payment shall not be required by the Company until 30 days after the completion or termination of such contest.

                  (b) Contest. If you shall receive a written notification from federal taxing authorities of a proposed Excise Tax for which an amount may be payable by the Company in accordance with this Section 6, then you shall notify the Company of such proposed Excise Tax promptly after receipt of (which notice shall be accompanied by a copy of) such written notification. If (i) within 30 days after receipt by the Company of such notice from you, the Company shall deliver to you a written request that you contest such proposed Excise Tax, which written request shall be accompanied by an opinion (obtained at the Company's expense) of Tax Counsel that there exists substantial authority in support of a favorable outcome of a contest of such proposed Excise Tax, and
(ii) the Company shall (A) have fully performed its prior obligations under this Agreement, (B) acknowledge in writing its liability under Subsection 6(a) above to make an Additional Gross-Up Payment in the event that the taxing authority prevails in its position regarding the proposed Excise Tax, and (C) deliver to you in writing an indemnity, satisfactory to you, for any and all expenses that you may incur as a result of contesting such proposed Excise Tax, including, without limitation, indemnification and prompt payment of all costs, expenses, losses, legal and accounting fees and disbursements, bonding fees, penalties and interest so incurred (the "Indemnified Amount"):

                           (1)      You may, in your sole discretion, choose to
pursue or to forego any and all administrative appeals, proceedings, hearings and conferences with the relevant taxing authorities with respect to such matter (unless and to the extent that pursuance of any such appeal, proceedings, hearing or conference shall be required to secure judicial remedies, in which case you shall pursue the same), but will (unless there shall be a settlement or compromise as permitted in Subsection 6(b)(4) hereof) in good faith contest such proposed Excise Tax in a court of competent jurisdiction selected by the Company, in its sole discretion.

                           (2) You  shall  be  required  to  appeal  an  adverse
judicial determination only if (A) an appeal is timely requested in writing by the Company, and (B) you are furnished, at the Company's expense, with an opinion of Tax Counsel, to the effect that it is more likely than not that an appellate court would reverse such adverse determination.

                           (3) If the Company  shall elect to contest a proposed
Excise Tax by paying the tax claimed (including interest, penalties or additions to tax) and seeking a refund, then the Company shall advance to you on an interest-free basis the aggregate amount of such taxes, interest, penalties and additions to tax; provided, however, that if you are required to include in income any amount with respect to such loan or the imputation of interest thereon in any taxable year prior to final determination of the contest, then the Company, within 30 days of written notice thereof by you, shall pay to you an amount which, after deduction of all additional federal, state and local taxes required to be paid by you in respect of the receipt of such amount (assuming, for this purpose, that you are subject to the highest marginal rate of federal income taxation in effect during the calendar year in which the payment is to be made and state and local income taxes at the highest marginal rates of taxation in effect in the state and locality of your residence on the date of payment, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes, but assuming that you have no other deductions or credits available to reduce such taxes), shall be equal to the aggregate additional federal and state income taxes payable by you with respect to such taxable year as a result of such inclusion. If you subsequently receive a refund of any taxes, interest, penalties or additions to tax which were previously advanced to you by the Company pursuant to the preceding sentence, you shall pay to the Company within 60 days of receipt of such refunded taxes, interest, penalties or additions to tax, the amount thereof plus the amount of any interest received by you and fairly attributable thereto (which amount shall be deemed to be in repayment of the loan advanced by the Company to the extent fairly attributable thereto); provided, however, that you may offset the amount of such refund against any amount due and owing by the Company to you pursuant to this Agreement. Upon disallowance of any such refund, the Company shall forgive the amount of the advance fairly attributable thereto (which forgiveness shall be deemed to be in satisfaction of a portion of the Additional Gross-Up Payment due under Subsection 6(a) hereof).

                           (4) If, in the  course  of  contesting  any  proposed
Excise Tax referred to in this Section 6, any taxing authority advises you that it is willing to agree to a settlement with respect to such matter, you shall notify the Company of such settlement proposal. If the settlement proposal is acceptable to the Company, the Company shall so notify you and you shall agree to the settlement proposal; provided, however, that you shall not be obligated to agree to the settlement proposal if you release the Company from any further obligations pursuant to this Section 6 with respect to any further action to be taken by you to contest such proposed Excise Tax and if you agree that the Additional Gross-Up Payment and Indemnified Amount determined under this Section 6 in respect of such proposed Excise Tax that the Company shall be required to pay to you shall not exceed the amount of such payments that would have been required if you had agreed to the settlement proposal.

                  7. Confidentiality. You acknowledge and agree that as a key manager of the Company or its Subsidiaries, you have and will continue to have access to the Company's or its Subsidiaries' confidential and proprietary information, including, but not limited to, any trade secrets the Company or its Subsidiaries may have. As a condition of your eligibility for the benefits of this Agreement, you agree you shall not during your employment by the Company or its Subsidiaries, or at any time after your employment by the Company or its Subsidiaries ends, directly or indirectly, use or disclose or induce or assist in the use or disclosure of any of the Company's or its Subsidiaries' confidential and/or proprietary information except as may be necessary in the ordinary course of performing your duties as an employee of the Company or its Subsidiaries.

                  Notwithstanding any other provision of this Agreement, your obligations pursuant to this Section 7 shall survive the expiration or termination of this Agreement, for any reason.

                  8. Successors; Binding Agreement; Etc. (i) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to compensation from the Company in the same amount and on the same terms as you would be entitled pursuant to Sections 4 and 5 hereof if you terminate your employment for Good Reason and a change in control of the Company has occurred, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  (ii)  This  Agreement  shall  inure to the  benefit  of and be
enforceable   by   your   personal   or   legal   representatives,    executors,
administrators, successors, heirs, distributees, devisees and legatees.

                  (iii) If pursuant to Section 3 hereof you become entitled to the benefits provided in Subsection 4(iii) hereof, you agree that all rights you may then have under the Separation Pay Plan of the Company or any of its Subsidiaries, or any successor plan, shall lapse and you shall have no rights thereunder.

                  (iv) You agree that this Agreement amends and restates that certain letter agreement between you and the Company dated ___________________, 19__.


                  9. Notice. Notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt. If, as of the date you give any notice under this Agreement, you are then an employee of a Subsidiary of the Company, you shall provide such notice to such Subsidiary, directed to the attention of the Board of Directors of such Subsidiary with a copy to the Secretary of such Subsidiary, as well as to the Company in the manner set forth in this Section 9.

                  10. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California.

                  11. Validity. The invalidity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  If this letter correctly sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter which will then constitute our agreement on this subject.


                                                  TRANSAMERICA CORPORATION




                                                  [Name]
                                                  [Title]



Agreed to as of _____________, 19__


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[Name]